Exhibit 99.1

NEWS RELEASE

42 E. Lancaster Avenue Paoli, Pennsylvania 19301 | 610-644-9400 | http://ir.malvernbancorp.com

Investor Contacts:

Joseph D. Gangemi

Corporate Investor Relations

610-695-3676

Investor Relations Contact:

Nathanial Jordan

610-695-3646

Malvern Bancorp, Inc. Reports Fourth Quarter and Fiscal Year End 2021 Operating Results

PAOLI, PA., December 14, 2021 – Malvern Bancorp, Inc. (NASDAQ: MLVF) (the “Company”), the parent company of Malvern Bank, National Association (the “Bank”), today reported operating results for the fourth fiscal quarter ended September 30, 2021. The Company recorded a net loss of ($6.2) million, or ($0.82) per fully diluted common share, compared with a net loss of ($3.5) million, or ($0.46) per fully diluted common share, for the quarter ended September 30, 2020. The increase in net loss and decrease in diluted earnings per share from the fourth quarter of 2020 were primarily attributable to the recording of provision for loan losses of $10.6 million during the quarter ended September 30, 2021, which resulted from the write-down to fair value of four commercial real estate loans that were transferred to held-for-sale, compared to $7.4 million for the quarter ended September 30, 2020. Annualized return on average assets (“ROAA”) was (2.06) percent for the quarter ended September 30, 2021, compared to (1.15) percent for the quarter ended September 30, 2020, and annualized return on average equity (“ROAE”) was (16.59) percent for the quarter ended September 30, 2021, compared with (9.54) percent for the quarter ended September 30, 2020.

For the fiscal year ended September 30, 2021, the Company reported a net loss of ($92,000), or ($0.01) per fully diluted common share, compared with net income of $644,000, or $0.08 per fully diluted common share, for the fiscal year ended September 30, 2020. Annualized ROAA was (0.01) percent for the fiscal year ended September 30, 2021, compared to 0.05 percent for the fiscal year ended September 30, 2020. Annualized ROAE was (0.06) percent for the fiscal year ended September 30, 2021, compared with 0.45 percent for the fiscal year ended September 30, 2020.

Subsequent to September 30, 2021, the Company disposed of three of the commercial real estate loans previously transferred to held-for-sale, with an aggregate book balance of $29.3 million to improve its credit and asset quality. Included in these loans was one non-accrual commercial real estate loan totaling approximately $12.2 million and two trouble debt restructured (“TDR”) commercial real estate loans totaling $17.1 million. These loans were transferred to held-for-sale at the sale price fair value of $18.9 million on September 30, 2021, totaling a net charge down of approximately $10.8 million, and then subsequently sold.  There was one additional non-accrual commercial real estate loan transferred to held-for-sale at September 30, 2021, with an aggregate book balance of $13.6 million. The Company is pursuing a sale strategy for this loan that is secured by property in the New York metropolitan area.  There can be no assurance that a sale can be consummated, or that a sale can be consummated at the carrying value of the loan, as market and sales prices are subject to various factors; any sale at an amount less than the carrying value could result in a loss and affect the Company’s net income.

When excluding the loans sold as outlined above, non-accrual loans total $17.3 million, including one commercial real estate loan held-for-sale with an aggregate book balance of $13.6 million and one commercial and industrial loan with an aggregate outstanding balance of approximately $2.5 million, 10 residential mortgage loans with an aggregate outstanding balance of approximately $879,000, and nine consumer loans with an aggregate outstanding balance of approximately $301,000. Also, TDR loans total $6.2 million, including 12 residential mortgage loans totaling $2.5 million, five commercial loans totaling $3.6 million, and three consumer loans totaling $78,000.

“Disposing of these loans was a necessary step towards formulating a stronger company by allowing management to shift its core focus from credit resolution to the continued implementation of the Company’s business plan. It also positions the Company to return to profitability and provides the potential to grow earnings in future periods,” commented Anthony C. Weagley, President and Chief Executive Officer. “As we stated last quarter, improving asset quality is a top priority,” continued Mr. Weagley.

Statement of Operations Highlights at September 30, 2021

•

The Company recorded provision for loan losses of $10.6 million during the quarter ended September 30, 2021, which resulted from the write-down of four loans that were transferred to held-for-sale, compared to $7.4 million for the quarter ended September 30, 2020. For the fiscal year ended September 30, 2021, the Company recorded provision for loan losses of $11.2 million compared to $10.6 million recorded for the fiscal year ended September 30, 2020.

•

Net interest margin (“NIM”) increased 23 basis points to 2.61 percent for the quarter ended September 30, 2021, compared to 2.38 percent for the prior year’s quarter ended September 30, 2020. The increase was driven by a reduction in interest expense, partially offset by a decrease in interest-earning assets.

•

Total interest expense decreased $6.9 million, or (40.1) percent, to $10.4 million for the fiscal year ended September 30, 2021, compared to $17.3 million for the fiscal year ended September 30, 2020, which resulted primarily from the reduction of costs on interest-bearing deposits.

•

Net interest income increased $1.0 million, or 3.8 percent, for the fiscal year ended September 30, 2021, compared to the fiscal year ended September 30, 2020, which primarily resulted from a decrease in interest expense on interest-bearing deposits.

•

Diluted and basic earnings (loss) per share decreased nine basis points to $(0.01) for the fiscal year ended September 30, 2021, compared to $0.08 for the fiscal year ended September 30, 2020. The decreases are primarily attributable to the provision of loan losses expense of $10.6 million recorded for the quarter ended September 30, 2021.

Linked Quarter Financial Ratios

(unaudited)

As of or for the quarter ended:	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Return on average assets (1)	(2.06)%	0.53%	0.73%	0.74%	(1.15)%
Return on average equity (1)	(16.59)%	4.35%	6.14%	6.38%	(9.54)%
Net interest margin (1)	2.61%	2.70%	2.54%	2.62%	2.38%
Loans / deposits ratio	97.41%	104.84%	108.14%	111.33%	116.62%
Shareholders' equity / total assets	11.76%	12.50%	12.09%	11.73%	11.64%
Efficiency ratio	68.7%	73.6%	63.5%	58.3%	61.5%
Book value per common share	$18.65	$19.44	$19.17	$18.83	$18.47

(1)	Annualized.

Linked Quarter Income Statement Data

(unaudited)
(in thousands, except share and per share data)

For the quarter ended:	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Net interest income	$6,825	$7,129	$6,802	$7,304	$6,720
Provision for loan losses	10,626	—	—	550	7,400
Net interest income (loss) after provision for loan losses	(3,801)	7,129	6,802	6,754	(680)
Other income	579	793	1,167	1,224	692
Other expense	5,084	5,832	5,063	4,972	4,558
Income (loss) before income tax expense	(8,306)	2,090	2,906	3,006	(4,546)
Income tax expense (benefit)	(2,116)	489	682	733	(1,043)
Net income (loss)	$(6,190)	$1,601	$2,224	$2,273	$(3,503)
(Loss) Earnings per common share
Basic	(0.82)	0.21	0.30	0.30	(0.46)
Diluted	(0.82)	0.21	0.30	0.30	(0.46)
Weighted average common shares outstanding
Basic	7,548,958	7,545,371	7,529,408	7,525,808	7,522,199
Diluted	7,550,766	7,546,200	7,530,151	7,526,376	7,522,360

Net Interest Income

Net interest income was $6.8 million for the quarter ended September 30, 2021, an increase of $105,000, or 1.6 percent, from $6.7 million for the quarter ended September 30, 2020. For the quarter ended September 30, 2021, NIM increased by 23 basis points to 2.61 percent, as compared to 2.38 percent for the quarter ended September 30, 2020. This increase was primarily driven by a reduction in interest expense as the cost of interest-bearing deposits decreased by 67 basis points compared to the quarter ended September 30, 2020. The cost of interest-bearing liabilities decreased by 62 basis points compared to the quarter ended September 30, 2020.

Net interest income was $28.1 million for the fiscal year ended September 30, 2021, an increase of $1.0 million, or 3.8 percent, from $27.0 million for the fiscal year ended September 30, 2020. For the fiscal year ended September 30, 2021, NIM increased by 32 basis points to 2.62 percent, as compared to 2.30 percent for the fiscal year ended September 30, 2020. Consistent with the quarter ended September 30, 2021, this increase was primarily driven by the 71 basis point decrease in cost of interest-bearing deposits compared to the fiscal year ended September 30, 2020. The cost of interest-bearing liabilities decreased by 66 basis points compared to the fiscal year ended September 30, 2020.

Interest Income

For the quarters ended September 30, 2021 and September 30, 2020, total interest income was $8.9 million and $10.3 million, respectively. The average yield on interest-earning assets declined 27 basis points for the quarter ended September 30, 2021, to 3.39 percent when compared to the same period in 2020. Total interest income fell for the quarter ended September 30, 2021, compared to the quarter ended September 30, 2020, due primarily to the decrease in average loan balances and average yield on loans and an adjustment to non-accrual interest on charged off loans of $347,000.

For the fiscal year ended September 30, 2021, total interest income was $38.4 million, a decrease of $5.9 million, or (13.3) percent, from $44.3 million for the fiscal year ended September 30, 2020. The average yield on interest-earning assets declined 20 basis points to 3.58 percent when compared to the same period in 2020 as average balances and average yields on loans decreased.

Interest Expense

For the quarter ended September 30, 2021, interest expense decreased by $1.6 million, or (43.7) percent, to $2.0 million, compared to $3.6 million for the quarter ended September 30, 2020. The decrease in interest expense is primarily attributable to rate related factors, as the average rate on interest-bearing liabilities fell 62 basis points to 0.83 percent compared to the quarter ended September 30, 2020. This decline reflects a 67 basis point decrease in the rate on interest-bearing deposits.

Total interest expense decreased by $6.9 million, or (40.1) percent, to $10.4 million for the fiscal year ended September 30, 2021, compared to $17.3 million for the fiscal year ended September 30, 2020. The decrease in interest expense is primarily attributable to rate related factors. The annualized average rate on total interest-bearing liabilities decreased to 1.03 percent for the fiscal year ended September 30, 2021, from 1.69 percent for the fiscal year ended September 30, 2020. This reduction primarily reflects a 71 basis point decrease in the average rate paid on interest-bearing deposits and a eight basis point decrease in the average rate of borrowings. The decrease in the average rate of interest-bearing deposits consisted of a 93 basis point decrease in the average rate of money market accounts, a 72 basis point decrease in the average rate of certificates of deposit, and a 34 basis point decrease in average rate of other interest-bearing deposit accounts.

Other Income

Other income decreased $113,000 during the quarter ended September 30, 2021, compared to the quarter ended September 2020.  The decrease was primarily due to decreases of $149,000 in net gains on sale of investments and $57,000 on sales of loans, partially offset by a slight increase in service charges and other fees of $55,000 and earnings on bank-owned life insurance of $38,000.

For the fiscal year ended September 30, 2021, total other income increased $1.3 million, or 51.3 percent, compared to the same period in 2020. This increase was primarily due to a $672,000 increase in net gains on sale of loans, a $449,000 increase in net gains on sale of investments which resulted from managing and optimizing portfolio activity in the ordinary course of business, and $147,000 in earnings on bank-owned life insurance.

Other Expense

Other expense for the quarter ended September 30, 2021 increased $526,000, or 11.5 percent, to $5.1 million when compared to the quarter ended September 30, 2020. The increase was primarily due to increases of $262,000 in professional fees, $123,000 in salaries and employee benefits, and $94,000 in other operating expense.

Other expense for the fiscal year ended September 30, 2021 increased $2.6 million, or 14.5 percent, to $21.0 million when compared to the fiscal year ended September 30, 2020. The increase was primarily due to increases of $1.2 million in professional fees associated with legal, accounting, and audit expenses related to the Company’s periodic and annual filings including matters arising out of the Company’s prior restatements, $778,000 in net other real estate owned (“OREO”) expense due to the Company’s valuation adjustment for one commercial real estate property, $254,000 in salaries and employee benefits, $235,000 in other operating expenses, and $158,000 in federal deposit insurance premiums.

Income Taxes

The Company recorded an income tax benefit of $2.1 million during the quarter ended September 30, 2021, compared to an income tax benefit of $1.0 million for the quarter ended September 30, 2020. The increase in income tax benefit was due to the recorded provision for loan losses of $10.6 million. The effective tax rate for the Company for the quarters ended September 30, 2021 and September 30, 2020 were 25.5 percent and 22.9 percent, respectively.

For the fiscal year ended September 30, 2021, the Company recorded an income tax benefit of $212,000, compared to an income tax benefit of $36,000 for the fiscal year ended September 30, 2020, which also resulted from the provision for loan losses of $11.2 million recorded during the fiscal year ended September 30, 2021.

Statement of Condition Highlights at September 30, 2021

•

The Company transferred four loans to held-for-sale, at fair value, totaling $32.5 million which resulted in a write-down of $10.8 million for the quarter ended September 30, 2021. Three of these loans were subsequently sold for a total of $18.9 million. Of the loans sold, one was on non-accrual totaling $7.5 million and the remaining two were TDRs totaling $11.4 million.

•	Non-performing assets (“NPAs”) were 2.46 percent and 1.87 percent of total assets at September 30, 2021, and September 30, 2020, respectively.
•	Non-performing loans (“NPLs”) were 2.62 percent and 1.62 percent of total loans at September 30, 2021, and September 30, 2020, respectively.
•

Total deposits increased $47.3 million, or 5.3 percent, to $938.2 million at September 30, 2021, compared to $890.9 million at September 30, 2020, primarily driven by increases in money market and interest-bearing demand accounts.

•	Book value per common share amounted to $18.65 at September 30, 2021, compared to $18.47 at September 30, 2020.

Linked Quarter Statement of Condition Data

(in thousands, unaudited)

At the quarter ended:	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Cash and due from depository institutions	$99,670	$90,441	$99,358	$83,764	$16,386
Interest bearing deposits in depository institutions	36,920	14,513	9,556	25,458	45,053
Investment securities, available for sale, at fair value	42,313	34,502	28,899	35,224	31,541
Investment securities held to maturity	28,507	31,795	25,834	14,161	14,970
Restricted stock, at cost	7,776	7,896	8,891	9,327	9,622
Loans Held-for-sale	33,199	—	—	—	—
Loans receivable, net of allowance for loan losses	902,981	940,735	974,596	990,346	1,026,894
Other real estate owned	4,961	4,961	5,796	5,796	5,796
Accrued interest receivable	3,512	3,370	3,598	4,051	3,677
Operating lease right-of-use-assets	1,796	2,168	2,322	2,479	2,638
Property and equipment, net	5,777	5,902	6,040	6,154	6,274
Deferred income taxes, net	3,530	3,389	3,535	3,601	3,680
Bank-owned life insurance	26,056	25,889	25,725	25,564	25,400
Other assets	12,145	20,183	12,269	14,999	16,344
Total assets	$1,209,143	$1,185,744	$1,206,419	$1,220,924	$1,208,275
Deposits	$938,159	$907,704	$912,213	$900,465	$890,906
FHLB advances	90,000	90,000	110,000	130,000	130,000
Secured borrowings	—	—	—	—	4,225
Other borrowings	—	—	—	5,000	—
Subordinated debt	24,934	24,895	24,855	24,816	24,776
Operating lease liabilities	1,830	2,204	2,357	2,512	2,671
Other liabilities	12,052	12,749	11,143	14,865	15,104
Shareholders’ equity	142,168	148,192	145,851	143,266	140,593
Total liabilities and shareholders’ equity	$1,209,143	$1,185,744	$1,206,419	$1,220,924	$1,208,275

The following table sets forth the Company’s consolidated average statement of condition for the quarters presented.

Condensed Consolidated Average Statement of Condition

(in thousands, unaudited)

For the quarter ended:	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Investment securities	$75,004	$71,811	$58,559	$59,135	$57,906
Interest-bearing cash accounts	26,339	16,914	21,506	21,690	27,996
Loans	945,457	967,615	990,913	1,032,483	1,045,595
Allowance for loan losses	(11,730)	(12,603)	(13,037)	(12,462)	(11,071)
All other assets	165,439	164,288	165,942	123,919	98,155
Total assets	$1,200,509	$1,208,025	$1,223,883	$1,224,765	$1,218,581
Non-interest-bearing deposits	51,534	52,799	50,327	48,152	49,139
Interest-bearing deposits	869,914	868,099	866,153	854,649	842,727
FHLB advances	90,000	99,505	116,889	130,000	130,000
Other short-term borrowings	—	—	3,111	5,918	4,250
Subordinated debt	24,917	24,877	24,835	24,794	24,760
Other liabilities	14,907	15,399	17,751	18,689	20,853
Shareholders’ equity	149,237	147,346	144,817	142,563	146,852
Total liabilities and shareholders’ equity	$1,200,509	$1,208,025	$1,223,883	$1,224,765	$1,218,581

Deposits

The following table reflects the composition of the Company’s deposits as of the dates indicated.

(in thousands, unaudited)
At quarter ended:	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Demand:
Non-interest-bearing	$53,849	$53,365	$54,210	$49,264	$50,422
Interest-bearing	336,645	329,372	313,865	303,535	303,682
Savings	50,582	51,011	49,601	46,531	45,072
Money market	385,480	359,040	338,100	303,796	277,711
Time	111,603	114,916	156,437	197,339	214,019
Total deposits	$938,159	$907,704	$912,213	$900,465	$890,906

Loans

Total net loans amounted to $936.2 million at September 30, 2021, compared to $1.027 billion at September 30, 2020, resulting in a net decrease of $90.7 million, or (8.80) percent, for the fiscal year. The allowance for loan losses amounted to $11.5 million, or 1.21 percent of total loans, at September 30, 2021, compared to $12.4 million, or 1.22 percent of total loans, at September 30, 2020.  Average loan balances for the quarter ended September 30, 2021, totaled $945.5 million as compared to $1.046 billion for the quarter ended September 30, 2020, representing a 9.58 percent decrease.

At the end of the quarter ended September 30, 2021, the gross loan portfolio, excluding loans held-for-sale, remained weighted toward two primary components: the commercial and core residential portfolio, with commercial loans accounting for 68.9 percent and single-family residential real estate loans accounting for 21.7 percent of the gross loan portfolio at such date.  Construction and development loans amounted to 7.0 percent and consumer loans represented 2.4 percent of the gross loan portfolio at such date. The decrease in the gross loan portfolio at September 30, 2021, compared to September 30, 2020, primarily reflected decreases of $67.7 million in commercial loans, $43.4 million in residential mortgage loans, $9.0 million in consumer loans, and $5.1 million in construction and development loans.

The following table reflects the Company’s loan portfolio composition, excluding loans-held-for-sale.

(in thousands, unaudited)
At quarter ended:	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Residential mortgage	$198,710	$201,737	$218,165	$232,481	$242,090
Construction and Development:
Residential and commercial	61,492	61,484	76,257	73,000	65,703
Land	2,204	2,253	3,596	3,648	3,110
Total construction and development	63,696	63,737	79,853	76,648	68,813
Commercial:
Commercial real estate	426,915	478,032	482,611	478,808	495,398
Farmland	10,297	10,335	7,344	7,378	7,517
Multi-family	66,332	66,725	67,122	67,457	67,767
Commercial and industrial	115,246	97,955	94,706	101,852	116,584
Other	10,954	10,896	9,927	10,010	10,142
Total commercial	629,744	663,943	661,710	665,505	697,408
Consumer:
Home equity lines of credit	13,491	12,822	15,936	16,389	17,128
Second mortgages	5,884	7,039	8,114	9,097	10,711
Other	2,299	2,372	2,650	2,388	2,851
Total consumer	21,674	22,233	26,700	27,874	30,690
Total loans	913,824	951,650	986,428	1,002,508	1,039,001
Deferred loan costs, net	629	685	769	873	326
Allowance for loan losses	(11,472)	(11,600)	(12,601)	(13,035)	(12,433)
Loans Receivable, net	$902,981	$940,735	$974,596	$990,346	$1,026,894

At September 30, 2021, the Company had $126.8 million in overall undisbursed loan commitments, which consisted primarily of available usage from active construction facilities, unused commercial lines of credit, and home equity lines of credit.

Asset Quality

Non-accrual loans totaled $24.8 million at September 30, 2021, and $16.7 million at September 30, 2020. The increase in non-accrual loans was primarily due to the addition of one $13.6 million commercial real estate loan classified as substandard, partially offset by one $4.2 million commercial real estate loan classified as substandard that returned to accrual status as of September 30, 2021.

The total portfolio of non-accrual loans at September 30, 2021 was comprised of two commercial real estate loans with an aggregate outstanding balance of approximately $21.1 million, one commercial and industrial loan with an aggregate outstanding balance of approximately $2.5 million, 10 residential mortgage loans with an aggregate outstanding balance of approximately $879,000, and nine consumer loans with an aggregate outstanding balance of approximately $301,000.

At September 30, 2021, NPAs totaled $29.8 million, or 2.46 percent of total assets, as compared with $22.6 million, or 1.87 percent of total assets, at September 30, 2020. The increase in NPAs is due to the increase in non-accrual loans as described above. OREO, which is comprised of one commercial real estate property, totaled $5.0 million at September 30, 2021, compared to $5.8 million at September 30, 2020.

Performing TDR loans were $17.6 million at September 30, 2021, and $13.4 million at September 30, 2020. As stated above, the increase is primarily related to one $4.2 million commercial real estate loan that returned to accruing status and as such is now classified as a performing TDR as of September 30, 2021.

Non-Performing Asset and Other Asset Quality Data:

(dollars in thousands, unaudited)
As of or for the quarter ended:	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Non-accrual loans(1)	$24,813	$23,547	$22,281	$16,240	$16,730
Loans 90 days or more past due and still accruing	—	212	765	775	58
Total non-performing loans	24,813	23,759	23,046	17,015	16,788
OREO	4,961	4,961	5,796	5,796	5,796
Total NPAs	$29,774	$28,720	$28,842	$22,811	$22,584
Performing TDR loans	$17,601	$23,352	$22,697	$16,229	$13,418
NPAs / total assets	2.46%	2.42%	2.39%	1.87%	1.87%
Non-performing loans / total loans	2.62%	2.50%	2.34%	1.70%	1.62%
Net charge-off (recoveries)	10,754	1,001	434	(52)	6,034
Net charge-offs (recoveries) /average loans(2)	4.55%	0.41%	0.18%	-0.02%	2.31%
Allowance for loan losses / total loans	1.21%	1.22%	1.28%	1.30%	1.22%
Allowance for loan losses / non-performing loans	46.2%	48.8%	54.7%	76.6%	74.1%
Total assets	1,209,143	1,185,744	1,206,419	1,220,924	1,208,275
Total gross loans	947,023	951,650	986,428	1,002,508	1,039,001
Average loans	945,457	967,615	990,913	1,032,483	1,045,595
Allowance for loan losses	11,472	11,600	12,601	13,035	12,433

(1)	Includes one commercial real estate loan totaling approximately $7.5 million which was sold subsequent to the fiscal year ended September 30, 2021.
(2)	Annualized.

The allowance for loan losses at September 30, 2021 amounted to approximately $11.5 million, or 1.21 percent of total loans, compared to $12.4 million, or 1.22 percent of total loans, at September 30, 2020. The Company recorded provision for loan losses of $10.6 million for the quarter ended September 30, 2021, compared to $7.4 million for the quarter ended September 30, 2020.

During the quarter ended September 30, 2021 the Company recorded charge-offs of $10.8 million primarily related to the write-down on loans transferred to held-for-sale.

Capital

At September 30, 2021, total shareholders’ equity amounted to $142.2 million, or 11.8 percent of total assets, compared to $140.6 million, or 11.6 percent of total assets at September 30, 2020.  The Company’s capital position continues to exceed all regulatory capital guidelines. At September 30, 2021, the Bank’s common equity Tier 1 capital ratio was 16.13 percent, Tier 1 leverage ratio was 13.14 percent, Tier 1 risk-based capital ratio was 16.13 percent and the total risk-based capital ratio was 17.32 percent. At September 30, 2020, the Bank’s common equity Tier 1 capital ratio was 15.40 percent, Tier 1 leverage ratio was 12.78 percent, Tier 1 risk-based capital ratio was 15.40 percent and the total risk-based capital ratio was 16.64 percent.

About Malvern Bancorp, Inc.

Malvern Bancorp, Inc. is the holding company for Malvern Bank, National Association (“Malvern Bank”), an institution that was originally organized in 1887 as a federally-chartered savings bank. Malvern Bank now serves as one of the oldest banks headquartered on the Philadelphia Main Line. For more than a century, Malvern Bank has been committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect, and integrity.

Malvern Bank conducts business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia, and through its nine other banking locations in Chester and Delaware counties, Pennsylvania, Morristown, New Jersey, its New Jersey regional headquarters and Palm Beach Florida. The Bank also maintains representative offices in Wellington, Florida, and Allentown, Pennsylvania.  The Bank’s primary market niche is providing personalized service to its client base.

Malvern Bank, through its Private Banking division, provides personalized investment advisory services to individuals, families, businesses and non-profits. These services include banking, liquidity management, investment services, 401(k) accounts and planning, custody, tailored lending, wealth planning, trust and fiduciary services, family wealth advisory services and philanthropic advisory services.

The Bank offers insurance services though Malvern Insurance Associates, LLC, which provides clients a rich array of financial services, including commercial and personal insurance and commercial and personal lending.

For further information regarding Malvern Bancorp, Inc., please visit our web site at http://ir.malvernbancorp.com. For information regarding Malvern Bank, please visit our web site at http://www.mymalvernbank.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company, including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, and shareholder value creation.

Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements.  These risks and uncertainties include, but are not limited to, the following: the effects of, and changes in, trade, monetary and fiscal policies and laws, including recent changes in interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the impact of competition and the acceptance of the Company’s products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations; technological changes; any oversupply of inventory and deterioration in values of real estate in the markets in which the Company operates, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairment of securities held by us; the effects of the Company’s lack of a widely-diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risk involved in the foregoing.  Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s Annual Reports Filed on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 pandemic on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus and its variants can be controlled and the effects on general economic conditions. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we are subject to any of the following risks, any of which could continue to have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; the economy , and particularly commercial real estate markets may be affected; there may be high levels of unemployment , loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially commercial real estate, may continue to decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0 percent, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our NIM and spread and reducing net income; our cyber security risks are increased as the result of an increase in the number of employees working remotely; and FDIC premiums may increase if the agency experiences additional resolution costs.

The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made, unless required by law.

MALVERN BANCORP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30, 2021	September 30, 2020
(in thousands, except for share and per share data)	(unaudited)
ASSETS
Cash and due from depository institutions	$99,670	$16,386
Interest-bearing deposits in depository institutions	36,920	45,053
Total cash and cash equivalents	136,590	61,439
Investment securities available for sale, at fair value (amortized cost of $42,256 and $31,658 at September 30, 2021 and September 30, 2020, respectively)	42,313	31,541
Investment securities held to maturity (fair value of $28,913 and $15,608 at September 30, 2021 and September 30, 2020, respectively)	28,507	14,970
Restricted stock, at cost	7,776	9,622
Loans Held-for-sale	33,199	—
Loans receivable, net of allowance for loan losses	902,981	1,026,894
Other real estate owned	4,961	5,796
Accrued interest receivable	3,512	3,677
Operating lease right-of-use-assets	1,796	2,638
Property and equipment, net	5,777	6,274
Deferred income taxes, net	3,530	3,680
Bank-owned life insurance	26,056	25,400
Other assets	12,145	16,344
Total assets	$1,209,143	$1,208,275
LIABILITIES
Deposits:
Non-interest bearing	$53,849	$50,422
Interest-bearing	884,310	840,484
Total deposits	938,159	890,906
FHLB advances	90,000	130,000
Secured borrowings	—	4,225
Subordinated debt	24,934	24,776
Advances from borrowers for taxes and insurance	1,022	1,741
Accrued interest payable	572	728
Operating lease liabilities	1,830	2,671
Other liabilities	10,458	12,635
Total liabilities	1,066,975	1,067,682
SHAREHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 10,000,000 shares, authorized, none issued	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 7,816,832 and 7,622,316 issued and outstanding, respectively, at September 30, 2021, and 7,804,469 and 7,609,953 shares issued and outstanding, respectively, at September 30, 2020	76	76
Additional paid in capital	85,524	85,127
Retained earnings	60,296	60,388
Unearned Employee Stock Ownership Plan (ESOP) shares	(901)	(1,047)
Accumulated other comprehensive income (loss)	36	(1,088)
Treasury stock, at cost: 194,516 shares at September 30, 2021 and September 30, 2020	(2,863)	(2,863)
Total shareholders’ equity	142,168	140,593
Total liabilities and shareholders’ equity	$1,209,143	$1,208,275

MALVERN BANCORP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Year Ended September 30,
(in thousands, except for share data)	2021	2020	2021	2020
(unaudited)
Interest and Dividend Income
Loans, including fees	$8,330	$9,815	$36,370	$41,441
Investment securities, taxable	403	349	1,449	1,048
Investment securities, tax-exempt	30	24	107	124
Dividends, restricted stock	89	137	459	631
Interest-bearing cash accounts	10	15	31	1,063
Total Interest and Dividend Income	8,862	10,340	38,416	44,307
Interest Expense
Deposits	1,240	2,610	6,748	12,846
Short-term borrowings	—	—	48	—
Long-term borrowings	415	628	2,029	2,898
Subordinated debt	382	382	1,531	1,531
Total Interest Expense	2,037	3,620	10,356	17,275
Net interest income	6,825	6,720	28,060	27,032
Provision for Loan Losses	10,626	7,400	11,176	10,610
Net Interest Income (loss) after Provision for Loan Losses	(3,801)	(680)	16,884	16,422
Other Income
Service charges and other fees	313	258	1,323	1,316
Rental income-other	54	54	217	217
Net gains on sale of investments	—	149	779	330
Net gains on sale of loans	45	102	788	116
Earnings on bank-owned life insurance	167	129	656	509
Total Other Income	579	692	3,763	2,488
Other Expense
Salaries and employee benefits	2,337	2,214	9,143	8,889
Occupancy expense	542	560	2,198	2,309
Federal deposit insurance premium	77	76	313	155
Advertising	33	32	109	119
Data processing	332	280	1,267	1,105
Professional fees	790	528	3,178	1,995
Net other real estate owned expense	—	(11)	866	88
Pennsylvania shares tax	169	169	678	678
Other operating expenses	804	710	3,199	2,964
Total Other Expense	5,084	4,558	20,951	18,302
Income (loss) before income tax expense	(8,306)	(4,546)	(304)	608
Income tax benefit	(2,116)	(1,043)	(212)	(36)
Net Income (loss)	$(6,190)	$(3,503)	$(92)	$644
Earnings (loss) per common share
Basic	$(0.82)	$(0.46)	$(0.01)	$0.08
Diluted	$(0.82)	$(0.46)	$(0.01)	$0.08
Weighted Average Common Shares Outstanding
Basic	7,548,958	7,522,199	7,537,408	7,597,528
Diluted	7,550,766	7,522,360	7,538,116	7,597,726

MALVERN BANCORP, INC., AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL AND STATISTICAL DATA

	Three Months Ended	Three Months Ended	Three Months Ended
(in thousands, except for share and per share data) (annualized where applicable)	9/30/2021	6/30/2021	9/30/2020
(unaudited)
Statements of Operations Data
Interest income	$8,862	$9,419	$10,340
Interest expense	2,037	2,290	3,620
Net interest income	6,825	7,129	6,720
Provision for loan losses	10,626	-	7,400
Net interest income (loss) after provision for loan losses	(3,801)	7,129	(680)
Other income	579	793	692
Other expense	5,084	5,832	4,558
Income (loss) before income tax expense	(8,306)	2,090	(4,546)
Income tax expense (benefit)	(2,116)	489	(1,043)
Net income (loss)	$(6,190)	$1,601	$(3,503)
Earnings (loss) (per Common Share)
Basic	$(0.82)	$0.21	$(0.46)
Diluted	$(0.82)	$0.21	$(0.46)
Statements of Condition Data (Period-End)
Investment securities available for sale, at fair value	$42,313	$34,502	$31,541
Investment securities held to maturity (fair value of $28,913, $32,355, and $15,608, respectively)	28,507	31,795	14,970
Loans Held-for-sale	33,199	—	—
Loans, net of allowance for loan losses	902,981	940,735	1,026,894
Total assets	1,209,143	1,185,744	1,208,275
Deposits	938,159	907,704	890,906
FHLB advances	90,000	90,000	130,000
Secured Borrowings	—	—	4,225
Subordinated debt	24,934	24,895	24,776
Shareholders' equity	142,168	148,192	140,593
Common Shares Dividend Data
Cash dividends	$-	$-	$-
Weighted Average Common Shares Outstanding
Basic	7,548,958	7,545,371	7,522,199
Diluted	7,550,766	7,546,200	7,522,360
Operating Ratios
Return on average assets	(2.06%)	0.53%	(1.15%)
Return on average equity	(16.59%)	4.35%	(9.54%)
Average equity / average assets	12.43%	12.20%	12.05%
Book value per common share (period-end)	$18.65	$19.44	$18.47
Non-Financial Information (Period-End)
Common shareholders of record	379	380	385
Full-time equivalent staff	81	80	82